SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2013
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Aleris Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to report the equity compensation awards granted to Mr. Donald T. Misheff in connection with his appointment to the Board of Directors (the “Board”) of the Company, as reported in the Company’s Current Report on Form 8-K, dated December 4, 2013, and filed on December 10, 2013 (the “Original Form 8-K”). This Amendment No. 1 is being filed to amend Item 5.02 of the Original Form 8-K to add information regarding the equity compensation awards made on January 15, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 15, 2014, the Board of the Company, acting as the Committee under the Plan (defined below), approved the following grant under the Aleris Corporation 2010 Equity Incentive Plan (the “Plan”), to provide to Mr. Donald T. Misheff with equity-based compensation in connection with his director service. (It was previously disclosed that Mr. Misheff also receives an annual retainer payable in equal installments at the end of each calendar quarter with respect to service on the Board, consistent with the Company’s current policies for compensation of outside directors.)

Mr. Misheff’s equity compensation award consists of a grant of 3,308 restricted stock units (“RSUs”) which settle at vesting through the issuance of shares of the Company’s common stock equal to the number of RSUs that have vested. On January 15, 2015, the restrictions will lapse on the RSUs and they will vest as to 100%. During the one-year vesting period, if Mr. Misheff is not reelected, reappointed or is removed from the Board, all of his RSUs will vest. If Board service ceases for any other reason, all unvested RSUs are forfeited. If Mr. Misheff is serving on the Board at the time of a Change in Control, as defined in the Plan, as amended, his RSUs will vest to the extent set forth in the award agreement. The Board has also approved an amendment to equity award agreements that would become effective in connection with the Company’s proposed initial public offering (which is not guaranteed to occur), under which all outstanding awards would be subject to the terms of the amended and restated Plan (which would also become effective in connection with the effectiveness of the Company’s proposed initial public offering (which is not guaranteed to occur).

The above summary is qualified in its entirety by the Company’s Form of 2014 Non-Employee Director RSU Award Agreement, attached as Exhibit 10.7 to the Company’s Current Report on Form 8-K, dated January 15, 2014, and filed on January 22, 2014.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALERIS CORPORATION

Date: January 22, 2014	/s/ Scott A. McKinley
By: Scott A. McKinley
Its: Senior Vice President and Controller